SIXTH AMENDMENT TO LOAN AGREEMENT

This SIXTH AMENDMENT TO LOAN AGREEMENT (hereinafter, the “Sixth Amendment”) is dated as of October 20, 2006, by and among BANK OF AMERICA, N.A., a national banking association having an address at IL1-231-10-35, 231 South LaSalle Street, Chicago, Illinois 60697, as Administrative Agent (hereinafter, the “Administrative Agent”), BANK OF AMERICA, N.A., PB CAPITAL CORPORATION, a lending institution having an address at 230 Park Avenue, 19th Floor, New York, New York 10169, MANUFACTURERS AND TRADERS TRUST COMPANY, a lending institution having an address at One M & T Plaza, Buffalo, New York 14240, SOVEREIGN BANK, a lending institution having an address at 75 State Street, Boston, Massachusetts 02109, RAYMOND JAMES BANK, FSB, a lending institution having an address at 710 Carillon Parkway, St. Petersburg, Florida 33716, CITIZENS BANK OF PENNSYLVANIA, a lending institution having an address at 3025 Chemical Road 194-0245, Suite 245, Plymouth Meeting, Pennsylvania 19462, KEYBANK, NATIONAL ASSOCIATION, a lending institution having an address at 225 Franklin Street, 18th Floor, Boston, Massachusetts, 02110, LASALLE BANK NATIONAL ASSOCIATION, a lending institution having an address at 135 S. LaSalle Street, Chicago, Illinois, 60603, and the other lending institutions which are or may hereafter become parties to the Loan Agreement (as defined below), as the Lenders (collectively, the “Lenders”), and CEDAR SHOPPING CENTERS PARTNERSHIP, L.P., a Delaware limited partnership having an address at 44 South Bayles Avenue, Port Washington, New York 11050, as the Borrower (hereinafter, the “Borrower”). All capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms and set forth under the Loan Agreement.

BACKGROUND

WHEREAS, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., Commerzbank AG New York Branch, PB Capital Corporation, Manufacturers and Traders Trust Company, Sovereign Bank, Raymond James Bank, FSB, Keybank, National Association, LaSalle Bank National Association and Citizens Bank of Pennsylvania, as the lenders (hereinafter, the “Original Lenders”), and Borrower entered into a certain loan arrangement (hereinafter, the “Loan Arrangement”) evidenced by, among other documents, instruments and agreements, that certain Loan Agreement dated as of January 30, 2004, as amended by that certain First Amendment to Loan Agreement dated as of June 16, 2004, that certain Second Amendment to Loan Agreement dated as of November 2, 2004, that certain Third Amendment to Loan Agreement dated as of January 28, 2005, that certain Fourth Amendment to Loan Agreement dated as of December 16, 2005, and that certain Fifth Amendment to Loan Agreement dated as of June 29, 2006 (hereinafter, collectively, the “Loan Agreement”), and those certain promissory notes dated as of various dates executed by the Borrower in favor of the Original Lenders in the original aggregate principal amount of $225,000,000.00 (hereinafter, individually and collectively, the “Note”);

WHEREAS, pursuant to the terms and conditions of Section 2.1.1(iii) of the Loan Agreement, the Borrower has the right, on any one (1) or more occasions prior to the Maturity Date, to elect to increase the Established Loan Amount;

WHEREAS, the Borrower has elected, and the Administrative Agent and the Lenders have agreed, to increase the Established Loan Amount in accordance with Section 2.1.1(iii) of the Loan Agreement; and

WHEREAS, the Administrative Agent, Lenders and Borrower have further agreed to amend the Loan Agreement as more particularly set forth herein.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and among the Administrative Agent, Lenders and Borrower as follows:

1.	Exhibit A to the Loan Agreement is hereby amended by inserting the following definitions in their corresponding alphabetical order:

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Participant” as defined in Section 13.3.3.”

2.

The definition of the term “Adjusted Capitalized Value” is hereby amended by deleting the reference therein to “eight and three quarters percent (8.75%)” and replacing same with “eight percent (8.00%)”.

3.	The definition of the term “Aggregate Borrowing Base Value” is hereby deleted in its entirety and shall be replaced with the following:

“Aggregate Borrowing Base Value shall mean, as determined by the Administrative Agent as of the most recent Compliance Certificate or Borrowing Base Property report, as applicable, delivered to the Administrative Agent, the aggregate of the Borrowing Base Values for all Borrowing Base Properties.”

4.	The definition of the term “Applicable Margin” is hereby deleted in its entirety and shall be replaced with the following:

“Applicable Margin shall mean for LIBO Rate Loans and for Variable Rate Loans,   respectively, the following

Level	Leverage Ratio	Applicable Margin for LIBO Rate Loans	Applicable Margin for Variable Rate Loans

1	Leverage Ratio<55%	110 basis points	0 basis points
2	Leverage Ratio=>55% to <60%	125 basis points	0 basis points
3	Leverage Ratio=>60% to <65%	135 basis points	0 basis points
4	Leverage Ratio= >65%	145 basis points	50 basis points

The Applicable Margin shall remain in effect until the Administrative Agent has provided the Borrower with written notice (in the manner provided in the Loan Agreement) that the Applicable Margin has been modified due to a change in the Leverage Ratio as of any Calculation Date, with any such change then being implemented retroactively to the first Business day following such Calculation Date.”

5.	The definition of “Availability” is hereby deleted in its entirety and shall be replaced with the following:

“Availability shall mean, from time to time, an amount determined by the Administrative Agent as of the most recent Compliance Certificate or Borrowing Base Property report, as applicable, delivered to the Administrative Agent, equal to the lesser of the following:

(a) seventy percent (70%) of the Aggregate Borrowing Base Value of the Borrowing Base Properties as of the date of the most recent Compliance Certificate or Borrowing Base Property report, as applicable, delivered to the Administrative Agent; or

(b) the Implied Loan Amount”.

6.

The definition of “Borrowing Base Value” is hereby amended by deleting the following text on the first line thereof “shall mean, as of each Calculation Date” and replacing same with “shall mean, as of the most recent Compliance Certificate or Borrowing Base Property report, as applicable, delivered to the Administrative Agent,”

7.	The definition of the term “Eligible Assignee” is hereby deleted in its entirety and shall be replaced with the following:

“Eligible Assignee shall mean any Person that meets the requirements to be an assignee under Section 13.3.1, subject to such consents, if any, as may be required under Section 13.3.1.”

8.	The definition of the term “Established Loan Amount” is hereby deleted in its entirety and shall be replaced with the following:

“Established Loan Amount shall mean, as of October 20, 2006, Three Hundred Million Dollars ($300,000,000.00).”

9.	The definition of the term “Fixed Charges” is hereby amended by deleting subsection (a) thereof and replacing same with the following:

“(a) Interest Expenses (excluding any interest expenses required to be capitalized under GAAP),”

10.	The definition of the term “Implied Debt Service” is hereby deleted in its entirety and shall be replaced with the following:

“Implied Debt Service shall mean the greater of (a) the annual amount of principal and interest payable on a hypothetical loan in an amount equal to the Implied Loan Amount, based upon a twenty-five (25) year direct reduction monthly amortization schedule and a per annum interest rate equal to the greater of (i) the actual blended interest rate for the Loan, or (ii) the 10-year Treasury Rate as of the Calculation Date plus 1.25%, or (b) an annual debt service constant of eight percent (8.00%)”.

11.	The definition of the term “Implied Loan Amount” is hereby deleted in its entirety and shall be replaced with the following:

“Implied Loan Amount shall mean a principal amount which would generate as of any Calculation Date an Implied Debt Service Coverage Ratio of 1.35 to 1.00, which Implied Loan Amount may be revised by the Administrative Agent after the Closing Date or as of the most recent Compliance Certificate or Borrowing Base Property report, as applicable, delivered to the Administrative Agent, to reflect additions, removals and other adjustments to the Borrowing Base Properties since the Closing Date or the most recent Compliance Certificate or Borrowing Base Property report, as applicable, delivered to the Administrative Agent.”

12.	The definition of the term “Note” is hereby deleted in its entirety and shall be replaced with the following:

“Note shall mean, collectively, the various amended and restated promissory notes payable to each Lender in the aggregate original principal amount of the Established Loan Amount.

13.	The definition of the term “Permitted Investments” is hereby amended by deleting subsection (b) thereof and replacing same with the following:

“(b) The Pro Rata share of Investments in Land Assets which, in the aggregate, valued at Book Value do not exceed ten percent (10%) of Total Asset Value;”

and by deleting the following text at the end thereof:

“Provided, however, that the aggregate of the Pro Rata Share of Investments described in clauses (a), (b) and (d) above shall not exceed thirty percent (30%) of Total Asset Value.”

14.	The definition of the term “Register” is hereby deleted in its entirety and shall be replaced with the following

“Register as defined in Section 13.3.2.”

15.	The definition of the term “Total Asset Value” is hereby amended by replacing all references to the amount of “8.75%” with references to the amount of “8.00%”.
16.

Section 1.3 of the Loan Agreement is hereby amended by deleting the reference contained therein to “THREE HUNDRED MILLION DOLLARS ($300,000,000.00)” and replacing same with “FOUR HUNDRED MILLION DOLLARS ($400,000,000.00)”.

17.

Section 2.1.1(iii) of the Loan Agreement is hereby amended by deleting the reference contained therein to “Three Hundred Million ($300,000,000.00) Dollars” and replacing same with “Four Hundred Million ($400,000,000.00) Dollars”.

18.	Section 2.2.1 is hereby deleted in its entirety and shall be replaced by the following:

“The Loan shall be for a term (the “Initial Term”) commencing on the date hereof and ending on January 30, 2009 (the “Initial Maturity Date”) or such earlier date as the Loan is accelerated pursuant to the terms of this Agreement upon an Event of Default. The Initial Term may be extended for one year (“Extended Term”) until January 30, 2010 (“Extended Maturity Date”) upon satisfaction of the conditions set forth in Section 2.2.3 (hereinafter, the Initial Maturity Date and the Extended Maturity Date may be referred to herein sometimes as the “Maturity Date” as may be applicable).”

19.	Section 2.2.3(v) is hereby deleted in its entirety and shall be replaced by the following

“(v) Extension Fee. The Borrower shall have paid to the Administrative Agent an extension fee (the “Extension Fee”) for the pro rata benefit of the Lenders of two-tenths of one percent (0.20%) of the outstanding principal balance of the Loan, such Extension Fee to be payable at least five (5) days prior to the Initial Maturity Date.”

20.	Section 3.4.4 of the Loan Agreement is hereby deleted in its entirety and shall be replaced by the following:

“In addition to all other rights of the Administrative Agent with respect to the removal of the Lake Raystown Shopping Plaza as a Borrowing Base Property under this Agreement, the Administrative Agent shall be permitted to remove the Lake Raystown Shopping Plaza as a Borrowing Base Property upon the occurrence of (x) the termination of that certain Lease Agreement dated July 15, 1993, as amended and supplemented by an Amendment to Lease dated May 13, 1994, a Lease Commencement Agreement dated July 26, 1995, a Letter Agreement dated January 21, 1999, a Second Amendment to Lease dated January 19, 2000 and a Letter Agreement dated February 19, 2002, by and between Cedar Lake Raystown, LLC (the “Landlord”), as successor in interest to Greater Huntington and Co., Inc., and Giant Food Stores, LLC (the “Tenant”), as successor in interest to Giant Food Stores, Inc., with regard to a shopping center located within the Lake Raystown Shopping Plaza containing approximately 39,244 square feet (the “Original Giant Space”), and (y) the relocation of the Tenant to a separate shopping center facility located on a parcel of land adjacent to the Lake Raystown Shopping Plaza (the “Adjacent Property”), consisting of approximately 25.553 acres and owned by Cedar Raystown Land, LLC, an affiliate of the Landlord, and a subsidiary of the Borrower (the “CR Subsidiary”); provided, however, that the Administrative Agent shall not remove the Lake Raystown Shopping Plaza as a Borrowing Base Property solely as a result of any such termination and relocation if, simultaneous with such termination and relocation, the Borrower and the CR Subsidiary (i) enter into such agreements with the Administrative Agent, (ii) execute such documents, and (iii) perform all other acts, as are necessary to (a) cause the Adjacent Property and the Lake Raystown Shopping Plaza to be deemed to be one (1) combined property for the purpose of determining whether such combined property (the “Combined Lake Raystown Property”) shall be added as a Borrowing Base Property, and (b) add the Combined Lake Raystown Property as a Borrowing Base Property in accordance with the terms and conditions of this Agreement. The Administrative Agent and the Borrower hereby agree that the fueling station located within the Lake Raystown Shopping Plaza containing approximately 27,547 square feet, and subject to that certain Lease Agreement dated January 19, 2000, by and between Landlord, as successor in interest to Greater Raystown Associates, and Tenant, as successor in interest to Giant Food Stores, Inc., shall not be included in the determination of whether the Combined Lake Raystown Property shall be added as a Borrowing Base Property. In addition, (A) the Borrower shall have a period of two hundred seventy (270) days in which to relet the space formerly occupied by the Tenant in the Lake Raystown Shopping Plaza, (B) the Original Giant Space shall not be included in determining the Occupancy Ratio for the Combined Lake Raystown Property during such two hundred seventy (270) day period and (C) the Combined Lake Raystown Property shall be deemed to be a Stabilized Asset during such two hundred seventy (270) day period notwithstanding the fact that the Occupancy Ratio for the Combined Lake Raystown Property during such two hundred seventy (270) day period may be less than eighty percent (80%). Upon the Borrower and the CR Subsidiary entering into such agreements with the Administrative Agent, and completing such other actions, as are necessary to add the Combined Lake Raystown Property as a Borrowing Base Property in accordance with the terms and conditions of this Agreement, the Administrative Agent shall advise the Borrower of the Adjusted Appraised Value of the Combined Lake Raystown Property.”

21.	Section 7.19 of the Loan Agreement is hereby deleted in its entirety.
22.	Section 7.21 of the Loan Agreement is hereby deleted in its entirety and shall be replaced by the following:

“7.21   Fixed Charge Ratio. The Fixed Charge Ratio as determined as of each Calculation Date shall be not less than 1.35:1. The Fixed Charge Ratio covenant shall be tested by the Administrative Agent as of each Calculation Date with results based upon the results for the most recent Calculation Period, such calculation and results to be verified by the Administrative Agent.”

23.	Section 8.4.3 is hereby deleted in its entirety and shall be replaced with the following”.

“8.4.3 Individual Property secured Debt of the Borrower, CSC or any Borrower Subsidiary which is recourse to the Borrower or CSC consistent with customary project finance market terms and conditions (excluding the Obligations) in an amount not to exceed twenty five percent (25%) of the Total Asset Value in the aggregate outstanding at any one time, provided that the Borrower will be in compliance with the Financial Covenants considering the consequences of the incurrence of such Debt;”

24.	Section 13.3 of the Loan Agreement is hereby deleted and shall be replaced by the following:

“13.3 Assignments by Lenders.

13.3.1 Assignment. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 13.3.1, participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount needs to be assigned; and

(B) in any case not described in Section 13.3.1(i)(A) above, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by Section 13.3.1(i)(B) and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv) Assignment and Acceptance. The parties to each assignment shall execute and deliver to the Administrative Agent for recording in the Register an Assignment and Acceptance, substantially in the form of Exhibit H hereto (the “Assignment and Acceptance”), together with a processing and recordation fee in the amount of $3,000.00; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi) No Assignment to Natural Person. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 13.3.2, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.3.11, 2.6, 7.15 and 7.17 with respect to facts and circumstances occurring prior to the effective date of such assignment. Promptly following delivery of notice of such assignment and written request, the Borrower (at its expense) shall, in exchange for each surrendered Note, execute and deliver a Note to the assignee Lender. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially in the form of the assigned Notes. The surrendered Notes shall be cancelled and returned to the Borrower. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.3.3.

13.3.2. Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

13.3.3. Participations. Any Lender may at any time, without the consent of the Borrower or the Administrative Agent, but upon notice to the Borrower and the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 13.4.1(i) through (viii) that affects such Participant. Subject to Section 13.3.4 below, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.3.11 and 2.6 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.3.1 above. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.2 as though it were a Lender, provided such Participant agrees to be subject to Section 12.2 as though it were a Lender.

13.3.4 Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 2.3.11 or 2.6 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, provided in no instance shall the Borrower’s Obligations be increased as a result thereof. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.3.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.3.11 as though it were a Lender.

13.3.5 Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment or foreclosure with respect to any such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledge or assignee for such Lender as a party hereto.

13.3.6 Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other similar state laws based on the Uniform Electronic Transactions Act.”

25.	Exhibit B-1 to the Loan Agreement is hereby deleted in its entirety and shall be replaced with the Exhibit B-1 attached hereto as Exhibit E.
26.	Exhibit F to the Loan Agreement is hereby deleted in its entirety and shall be replaced with the Exhibit F attached hereto as Exhibit A.
27.	Exhibit G to the Loan Agreement is hereby deleted in its entirety and shall be replaced with the Exhibit G attached hereto as Exhibit F.
28.	Exhibit H to the Loan Agreement is hereby deleted in its entirety and shall be replaced with the Exhibit H attached hereto as Exhibit G.
29.	Immediately after the execution hereof, Exhibit I to the Loan Agreement shall be deemed deleted in its entirety and shall be replaced with the Exhibit I attached hereto as Exhibit B.
30.

Immediately after the execution hereof, Exhibit J to the Loan Agreement shall be deemed deleted in its entirety and shall be replaced with the Exhibit J attached hereto as Exhibit C. The Borrower hereby certifies, warrants and represents that, to the best of Borrower’s knowledge, the Individual Properties being added as Borrowing Base Properties satisfy the Borrowing Base Property Requirements and the related Eligibility Criteria, all as set forth in the Loan Agreement.

31.	Immediately after the execution hereof, Schedule 6.14.2(i) to the Loan Agreement shall be deemed deleted in its entirety and shall be replaced with the Schedule 6.14.2(i) attached hereto as Exhibit D.
32.

The Borrower, the Administrative Agent and the Lenders hereby acknowledge and agree that (a) notwithstanding the terms of the Loan Agreement and the terms of Paragraph 33 below, the Applicable Margin shall be determined as set forth under the Fourth Amendment to Loan Agreement dated as of December 16, 2005, through October 19, 2006, and (b) effective as of the execution hereof, the Applicable Margin shall be Level 1 as set forth in this Sixth Amendment.

33.

The Borrower, the Administrative Agent and the Lenders here by acknowledge and agree that the Borrower’s compliance with the Financial Covenants for the period ended September 30, 2006 shall be calculated as if the terms and conditions of this Sixth Amendment were in effect as of September 30, 2006.

34.

The Borrower hereby ratifies, confirms, and reaffirms all of the terms and conditions of the Loan Agreement, and all of the other documents, instruments, and agreements evidencing the Loan Arrangement including, without limitation, the Note. The Borrower further acknowledges and agrees that all of the terms and conditions of the Loan Arrangement shall remain in full force and effect except as expressly provided in this Sixth Amendment. No novation of the indebtedness evidenced by the Note, the Loan Agreement or any other Loan Document shall occur as a result of the execution of this Sixth Amendment.

35.

Any determination that any provision of this Sixth Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Sixth Amendment.

36.

This Sixth Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Sixth Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

37.

The Loan Agreement, as amended by this Sixth Amendment, constitutes the entire agreement of the parties regarding the matters contained herein and shall not be modified by any prior oral or written communications.

38.

The Borrower acknowledges, confirms and agrees that it has no offsets, defenses, claims or counterclaims against the Administrative Agent or the Lenders with respect to any of the Borrower’s liabilities and obligations to the Administrative Agent or the Lenders under the Loan Arrangement, and to the extent that the Borrower has any such claims under the Loan Arrangement, the Borrower affirmatively WAIVES and RENOUNCES such claims as of the date hereof.

39.	Conditions Precedent. This Sixth Amendment shall become effective as of the date first above written, at such time when all of the following conditions are satisfied:
a.	All Lenders shall have executed this Sixth Amendment.
b.	The Borrower shall have executed this Sixth Amendment.
c.

The Lenders shall have received such executed resolutions, secretary’s certificates and certificates of legal existence as the Administrative Agent may specify all in form and substance satisfactory to the Administrative Agent and its counsel.

d.

The Lenders shall have received such legal opinions for the Borrower and such other parties as the Administrative Agent may require, all in form and substance satisfactory to the Administrative Agent and its counsel.

e.	The Borrower shall have paid the fees, costs and expenses of the Administrative Agent’s counsel in connection with this Sixth Amendment.

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IN WITNESS WHEREOF, this Sixth Amendment has been executed as a sealed instrument as of the date first set forth above.

BORROWER:
CEDAR SHOPPING CENTERS PARTNERSHIP, L.P., a Delaware limited partnership
By:	Cedar Shopping Centers, Inc., its general partner

By:	/s/ Brenda J. Walker

Name:	Brenda J. Walker
Title:	Vice President

ADMINISTRATIVE AGENT:
BANK OF AMERICA, N.A.
By:	/s/ Mark A. Mokelke

Name:	Mark A. Mokelke
Title:	Vice President

LENDERS:
BANK OF AMERICA, N.A.
By:	/s/ Mark A. Mokelke

Name:	Mark A. Mokelke
Title:	Vice President

PB CAPITAL CORPORATION
By:	/s/ Andrew E. Woodtli	By:	/s/ Michael J. Rodgers

Name:	Andrew E. Woodtli	Name:	Michael J. Rodgers
Title:	Senior Director	Title:	Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY
By:	/s/ Peter J. Ostrowski

Name:	Peter J. Ostrowski
Title:	Vice President

SOVEREIGN BANK
By:	/s/ Erin T. Aslakson

Name:	Erin T. Aslakson
Title:	Assistant Vice President

RAYMOND JAMES BANK, FSB
By:	/s/ Steven Paley

Name:	Steven Paley
Title:	Vice President

CITIZENS BANK OF PENNSYLVANIA
By:	/s/ Robert L. Schopf

Name:	Robert L. Schopf
Title:	Vice President

KEYBANK, NATIONAL ASSOCIATION
By:	/s/ Gregory W. Lane

Name:	Gregory W. Lane
Title:	Vice President

LASALLE BANK NATIONAL ASSOCIATION
By:	/s/ Robert E. Goeckel

Name:	Robert E. Goeckel
Title:	Vice President

EXHIBIT A

EXHIBIT F TO LOAN AGREEMENT

OWNERSHIP INTERESTS AND TAXPAYER IDENTIFICATION NUMBERS

Entity Name	Partners/Members	Tax Identification Number

Cedar-South Philadelphia I, LLC	Cedar-South Philadelphia II, LLC (100%)	90-0082050
Cedar-South Philadelphia II, LLC	Cedar Shopping Centers Partnership, L.P. (100%)	90-0082060
Cedar-Riverview LP	Cedar-Riverview LLC (1%; general partner); CSC-Riverview LLC (99%; limited partner)	20-0422200
Cedar-Riverview LLC	Cedar Shopping Centers Partnership, L.P. (100%)	20-0151534
CSC-Riverview LLC	Cedar Shopping Centers Partnership, L.P. (100%)	20-0151125
Cedar Lender LLC	Cedar Shopping Centers Partnership, L.P. (100%)	20-0447171
Delaware 1851 Associates, LP	Cedar-Columbus LLC (1%; general partner); CSC-Columbus LLC (99%; limited partner)	23-2999402
Cedar-Columbus LLC	Cedar Shopping Centers Partnership, L.P. (100%)	20-0151547
Cedar Sunset Crossing, LLC	Cedar Shopping Centers Partnership, L.P. (100%)	20-0579586
CSC-Columbus LLC	Cedar Shopping Centers Partnership, L.P. (100%)	20-0151526
Cedar Dubois, LLC	Cedar Shopping Centers Partnership, L.P. (100%)	20-0768567
Swede Square Associates, L.P.	Swede Square, LLC (0.1%; general partner); Cedar Shopping Centers Partnership, L.P. (99.9%; limited partner)	02-0673581

EF-1

Swede Square, LLC	Cedar Shopping Centers Partnership, L.P. (100%)	02-0673593
Cedar Lake Raystown, LLC	Cedar Shopping Centers Partnership, L.P. (100%)	20-1158059
Cedar Huntingdon, LLC	Cedar Shopping Centers Partnership, L.P. (100%)	20-1157929
Cedar Brickyard, LLC	Cedar Shopping Centers Partnership, L.P. (100%)	20-2011661
Cedar St. James, LLC	Cedar Shopping Centers Partnership, L.P. (100%)	20-2311739
Cedar Kenley Village, LLC	Cedar Shopping Centers Partnership, L.P. (100%)	20-2311870
Cedar-Valley Plaza, LLC	Cedar Shopping Centers Partnership, L.P. (100%)	42-1596164
Cedar-Glen Allen UK, LLC	Cedar Shopping Centers Partnership, L.P. (100%)	20-3797757
Cedar-Fredericksburg UK, LLC	Cedar Shopping Centers Partnership, L.P. (100%)	20-3797657
Cedar-Salem Run, LLC	Cedar Shopping Centers Partnership, L.P. (100%)	20-3797596
Cedar-VA Commons LLC	Cedar Shopping Centers Partnership, L.P. (100%)	20-3797692
Cedar-Revere LLC	Cedar Shopping Centers Partnership, L.P. (100%)	20-3528504
Cedar-Carlisle, LLC	Cedar Shopping Centers Partnership, L.P. (100%)	20-3397838
Cedar-Trexler Plaza 2, LLC	Cedar Shopping Centers Partnership, L.P. (100%)	20-5065081
Cedar-Stonehedge, LLC	Cedar Shopping Centers Partnership, L.P. (100%)	20-5228228
Cedar-Oakhurst, LLC	Cedar Shopping Centers Partnership, L.P. (100%)	20-5233216
Cedar-Palmyra, LLC	Cedar Shopping Centers Partnership, L.P. (100%)	20-3897470
Cedar-Stadium Plaza, LLC	Cedar Shopping Centers Partnership, L.P. (100%)	20-2957198

EF-2

EXHIBIT B

EXHIBIT I TO LOAN AGREEMENT

LENDERS’ COMMITMENT

Lender	Commitment Amount	Commitment Percentage

BANK OF AMERICA, N.A.	$44,000,000.00	14.66666%
PB CAPITAL CORPORATION	$44,000,000.00	14.66666%
MANUFACTURERS AND TRADERS TRUST COMPANY	$30,000,000.00	10%
SOVEREIGN BANK	$30,000,000.00	10%
RAYMOND JAMES BANK, FSB	$20,000,000.00	6.66670%
CITIZENS BANK OF PENNSYLVANIA	$44,000,000.00	14.66666%
KEYBANK, NATIONAL ASSOCIATION	$44,000,000.00	14.66666%
LASALLE BANK NATIONAL ASSOCIATION	$44,000,000.00	14.66666%
TOTAL	$300,000,000.00	100%

EI-1

EXHIBIT C

EXHIBIT J TO LOAN AGREEMENT

Borrowing Base Property	Adjusted Appraised Value as of October 20, 2006

South Philadelphia Shopping Plaza Philadelphia, Pennsylvania	$36,400,000.00
Riverview Shopping Center Philadelphia, Pennsylvania	$43,200.000.00
Sunset Crossing Shopping Center Dickson, Pennsylvania	$11,250,000.00
Columbus Crossing Shopping Center Philadelphia, Pennsylvania	$23,000,000.00
Dubois Commons Shopping Center Sandy, Pennsylvania	$17,690,000.00
Swede Square Shopping Center East Norriton, Pennsylvania	$11,500,000.00
Lake Raystown Shopping Center Smithfield, Pennsylvania	$6,700,000.00
Brickyard Shopping Center Berlin, Connecticut	$28,200,000.00
Valley Plaza Shopping Center, Hagerstown, Maryland	$9,950,000.00
St. James Shopping Center, Hagerstown, Maryland	$4,250,000.00
Kenley Village Shopping Center, Hagerstown, Maryland	$3,750,000.00
Ukrop’s Shopping Center, Fredericksburg, Virginia	$16,000,000.00
Ukrop’s Shopping Center, Glen Allen, Virginia	$6,300,000.00
Virginia Center Commons Glen Allen, Virginia	$4,900,000.00
The Shoppes at Salem Run Fredericksburg, Virginia	$5,300,000.00
Unit 2 of The Shops at Suffolk Downs Condominium Revere, Massachusetts	$19,300,000.00 (As Is) $20,900,000.00 (At Completion)
Point at Carlisle Shopping Center Carlisle, Pennsylvania	$12,900,000.00
Trexlertown Plaza (Units 1, 3A and 4) Trexlertown, Pennsylvania	$27,500,000.00
Stonhedge Square Shopping Center Carlisle, Pennsylvania	$13,800,000.00
Oakhurst Plaza Harrisburg, Pennsylvania	$22,500,000.00
Palmyra Shopping Center Palmyra, Pennsylvania	$7,400,000.00
Stadium Plaza East Lansing, MI	$11,500,000.00

EJ-1

EXHIBIT D

SCHEDULE 6.14.2(i) TO LOAN AGREEMENT

BORROWING BASE PROPERTY	FEE OR LEASEHOLD ESTATE INTEREST

South Philadelphia Shopping Plaza Philadelphia, Pennsylvania	Leasehold
Riverview Shopping Center Philadelphia, Pennsylvania	Fee and Leasehold
Sunset Crossing Shopping Center Dickson, Pennsylvania	Fee
Columbus Crossing Shopping Center Philadelphia, Pennsylvania	Fee
Dubois Commons Shopping Center Sandy, Pennsylvania	Fee
Swede Square Shopping Center East Norriton, Pennsylvania	Fee
Lake Raystown Shopping Center Smithfield, Pennsylvania	Fee
Brickyard Shopping Center Berlin, Connecticut	Fee
Valley Plaza Shopping Center, Hagerstown, Maryland	Fee
St. James Shopping Center, Hagerstown, Maryland	Fee
Kenley Village Shopping Center, Hagerstown, Maryland	Fee
Ukrop’s Shopping Center, Fredericksburg, Virginia	Fee
Ukrop’s Shopping Center, Glen Allen, Virginia	Fee
Virginia Center Commons, Glen Allen, Virginia	Fee
The Shoppes at Salem Run, Fredericksburg, Virginia	Fee
Unit 2 of The Shops at Suffolk Downs Condominium, Revere, Massachusetts	Fee
Point at Carlisle Shopping Center Carlisle, Pennsylvania	Fee
Trexlertown Plaza (Units 1, 3A and 4) Trexlertown, Pennsylvania	Fee
Stonhedge Square Shopping Center Carlisle, Pennsylvania	Fee
Oakhurst Plaza Harrisburg, Pennsylvania	Fee
Palmyra Shopping Center Palmyra, Pennsylvania	Fee and Access Easement
Stadium Plaza East Lansing, MI	Fee

RIGHTS OF FIRST REFUSAL

Right of First Refusal, executed on October 31, 2003, and effective as of November 3, 2003, granted by Cedar-Riverview LP, a Pennsylvania limited partnership, to Firehouse Realty Corp., a Pennsylvania corporation, Reed Development Associates, Inc., a Pennsylvania corporation, South River View Plaza, Inc., a Pennsylvania corporation, River View Development Corp., a Pennsylvania corporation, and Riverview Commons, Inc., a Pennsylvania corporation.

Right of First Refusal, executed on November 19, 2003, and effective as of December 9, 2003, granted by Delaware 1851 Associates, LP, a Pennsylvania limited partnership, to Welsh-Square, Inc., a Pennsylvania corporation, Indenture of Trust of Bart Blatstein dated as of June 9, 1998, a Pennsylvania trust, and Irrevocable Indenture of Trust of Barton Blatstein dated July 13, 1999, a Pennsylvania trust.

EXHIBIT E

EXHIBIT B-1 TO LOAN AGREEMENT

REQUISITION AND AVAILABILITY CERTIFICATE

TO:	Bank of America, N.A. (“Administrative Agent”)
RE:	Loan Agreement dated as of January 30, 2004 (as amended, the “Loan Agreement”) between Administrative Agent, the lenders described therein and Cedar Shopping Centers Partnership, L.P. (“Borrower”)

LOAN REQUEST NO.: ________________

AMOUNT OF LOAN ADVANCE REQUESTED: $__________________

DATE:________________, 200__

This Borrower’s Certificate and Request for Loan Advance is submitted by Borrower to Administrative Agent pursuant to the provisions of the Loan Agreement in order to induce Lenders to make the Loan Advance identified above. Capitalized terms used herein which are not otherwise specifically defined shall have the same meaning herein as in the Loan Agreement.

Borrower hereby requests Lenders to make a Loan Advance under the Notes in the following amount: $________________________.

The Loan Advance is requested for the following purposes: ___________________________________________________________

_________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________.

The Loan Advance requested of $______________, when added to prior Loan Advances under the Notes of $________________, plus the L/C Exposure of $__________________, will result in aggregate Loans plus L/C Exposure of $_______________.

The types of Loans requested are as follows:

Variable Rate:	$__________________
Effective LIBO Rate	$___________________
Interest Period ________________
$___________________
Interest Period ________________

The Maximum Loan Amount shall not be exceeded upon the making of the Loan Advance requested hereunder. Calculations of the Maximum Loan Amount, current Loan balance, and amount of the Loan available to be advanced and/or L/C’s available to be issued are set forth on the Availability Certificate annexed hereto.

Borrower hereby certifies, warrants and represents to Administrative Agent and the Lenders that (except for each condition precedent to Lender’s obligation to make the requested Loan Advance) this request: (i) constitutes an affirmation by Borrower that, except as otherwise disclosed in writing to the Administrative Agent, each of the warranties and representations made in the Loan Agreement, including, without limitation, the Borrower’s continued compliance with the Financial Covenants, as satisfied by the Closing Compliance Certificate, or once delivered, the most recent Compliance Certificate delivered by the Borrower to the Agent, remains true and correct in all material respects as of the date of this request and, unless Administrative Agent is notified to the contrary prior to the disbursement of the Loan Advance, will be so on the date of such Loan Advance; and (ii) constitutes the representation and warranty of Borrower that the information set forth in this request is true, accurate and complete in all material respects.

The Borrower hereby further certifies, warrants and represents to Administrative Agent and the Lenders that: (i) to the best of the Borrower’s knowledge, the financial information provided by the Borrower to the Agent remains true and accurate in all material respects; (ii) the Borrower is in compliance with the financial covenants contained in the Loan Agreement to the extent set forth below; (iii) to the best of the Borrower’s knowledge, an Event of Default which is continuing has not occurred under the Loan Agreement or any of the other Loan Documents.

Covenant	Requirement	Actual

Leverage Ratio	Less than 70%
Fixed Charge Ratio	Not less than 1.35:1
Borrower’s Net Worth	Not less than 85% of the Borrower’s Net Worth as of December 31, 2003, plus 85% of cumulative net cash proceeds, as set forth in the Loan Agreement
Occupancy Ratio for Borrowing Base Properties	Not less than 85% for the aggregate of all Borrowing Base Properties, and not less than 80% for each individual Borrowing Base Property
Aggregate Pro Rata amount of the Variable Rate Indebtedness of the Consolidated CSC Entities and the Unconsolidated CSC Entities	Less than 30% of the Total Asset Value
Individual Property secured Debt of the Borrower, CSC or any Borrower Subsidiary which is recourse to the Borrower or CSC	In the aggregate outstanding at any time, not to exceed twenty five percent (25%) of the Total Asset Value
The Pro Rata share of Investments in Development Assets (valued at undepreciated Book Value)	In the aggregate, not to exceed twenty five percent (25%) of Total Asset Value
The Pro Rata share of Investments in Land Assets which are valued at Book Value	In the aggregate, not to exceed ten percent (10%) of Total Asset Value
The Pro Rata share of Investments in Non-Retail Assets	In the aggregate, not to exceed five percent (5%) of Total Asset Value

Calculations of the Financial Covenants are set forth in the Closing Compliance Certificate, or once delivered, the most recent Compliance Certificate delivered by the Borrower to the Agent.

This request is submitted to Administrative Agent for the purpose of inducing Lenders to make a Loan Advance and Borrower intends that Administrative Agent and the Lenders shall rely upon the same being true, accurate and complete in all material respects.

If all conditions precedent to Lenders’ obligation to make a Loan Advance are satisfied, please disburse the Loan Advance on ______________, 200__.

WITNESS the execution hereof as an instrument under seal as of the _______ day of _____________, 200__.

CEDAR SHOPPING CENTERS PARTNERSHIP, L.P., a Delaware limited partnership
By:	Cedar Shopping Centers, Inc., its general partner
By:

Name:

Title:

Availability Certificate

1.	Maximum Loan Amount

a.	Established Loan Amount		$300,000,000.00
b.	Total Commitment		$300,000,000.00
c.	Availability (calculated below) lesser of (a), (b) and (c)	$		$

2.	Loan Balance

a.	Outstanding Balance of Loan plus	$

b.	L/C Exposure (a) plus (b)	$	$

3.	Amount of Loan available to be advanced and/or L/C’s available to be issued

1 minus 2	$

Availability Calculation

a.	Aggregate Borrowing Base Value* (calculated below)	$

	Multiplied by 70%		$

b.	Implied Loan Amount (calculated below) lesser of (a) or (b)		$	$

*Borrowing Base Value Calculation

(prepare for each Borrowing Base Property)

(a)	If Stabilized Asset

(i)	Adjusted Appraised Value (as determined by the most recent Appraisal of such Borrowing Base Property)	$

(ii)	Adjusted Capitalized Value** (calculated below)	$

**	Adjusted Capitalized Value Calculation (For Stabilized Asset)

Adjusted Net Operating Income for most recent fiscal quarter, annualized capitalized at 8.00%	$	$

(b)	If Non-Stabilized Asset

(i)	Adjusted Appraised Value (as determined by the most recent Appraisal of such Borrowing Base Property)	$

(ii)	Adjusted Capitalized Value (Undepreciated Book Value)	$

Calculation of Borrowing Base Value if Event of Loss Has Occurred

(i)	Adjusted Capitalized Value (calculated in the manner set forth above for Stabilized Asset, subject to the limits of Borrowing Base Value, or Non Stabilized Asset, as applicable)	$

	Multiplied by 70%		$

Implied Loan Amount Calculation

Principal amount which generates Implied Debt Service Coverage Ratio of 1.35 to 1.00, calculated in accordance with the worksheet which is to be annexed hereto.

EXHIBIT F

EXHIBIT G TO LOAN AGREEMENT

COMPLIANCE CERTIFICATE

TO: The Administrative Agent and Lenders party to the Loan Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Loan Agreement dated as of January 30, 2004 (as amended, the “Loan Agreement”), among Cedar Shopping Centers Partnership, L.P. (“Borrower”), Bank of America, N.A., as Administrative Agent and the Lenders identified therein. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Loan Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected/authorized ______________________ of Cedar Shopping Centers, Inc., general partner of the Borrower.

2. I have reviewed the terms of the Loan Agreement and I have made, or have caused to be made under my supervision, a review of the transactions and conditions of the Borrower during the accounting period covered by the attached financial statements.

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or an event which, with notice or the passage of time or both, would constitute an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

4. Schedule 1 attached hereto sets forth financial data and computations at and for the period ending __________ evidencing the Borrower’s compliance with certain covenants of the Loan Agreement, except as set forth below, all of which data and computations are true, complete and correct in all material respects to my knowledge.

Described below are the exceptions, if any, to paragraphs 3 and 4, listing the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this ____ day of ____________, 200____.

CEDAR SHOPPING CENTERS PARTNERSHIP, L.P., a Delaware limited partnership
By:	Cedar Shopping Centers, Inc., its general partner
By:

Name:

Title:

Schedule 1 to Compliance Certificate

Covenant	Requirement	Actual

Leverage Ratio	Less than 70%
Fixed Charge Ratio	Not less than 1.35:1
Borrower’s Net Worth	Not less than 85% of the Borrower’s Net Worth as of December 31, 2003, plus 85% of cumulative net cash proceeds, as set forth in the Loan Agreement
Occupancy Ratio for Borrowing Base Properties	Not less than 85% for the aggregate of all Borrowing Base Properties, and not less than 80% for each individual Borrowing Base Property
Aggregate Pro Rata amount of the Variable Rate Indebtedness of the Consolidated CSC Entities and the Unconsolidated CSC Entities	Less than 30% of the Total Asset Value
Individual Property secured Debt of the Borrower, CSC or any Borrower Subsidiary which is recourse to the Borrower or CSC	In the aggregate outstanding at any time, not to exceed twenty five percent (25%) of the Total Asset Value (excluding the Obligations)
The Pro Rata share of Investments in Development Assets (valued at undepreciated Book Value)	In the aggregate, not to exceed twenty five percent (25%) of Total Asset Value
The Pro Rata share of Investments in Land Assets which are valued at Book Value	In the aggregate, not to exceed ten percent (10%) of Total Asset Value
The Pro Rata share of Investments in Non-Retail Assets	In the aggregate, not to exceed five percent (5%) of Total Asset Value

EXHIBIT G

EXHIBIT H TO LOAN AGREEMENT

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each Assignor] identified in item 1 below [the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

1. Assignor[s]:	_________________________
_________________________
2. Assignee[s]:	_________________________
_________________________

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower: Cedar Shopping Centers Partnership, L.P.
4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement
5.

Credit Agreement: Loan Agreement, dated as of January 30, 2004, as amended, among Cedar Shopping Centers Partnership, L.P., the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

6.	Assigned Interest[s]:

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of the Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans	CUSIP Number

7.	Trade Date: ____________________, 200_.

Effective Date: _______________, 20___ TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR:
[NAME OF ASSIGNOR]
By:

ASSIGNEE:
[NAME OF ASSIGNEE]
By:

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1 Assignor. [The] [Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 13.3.1 of the Credit Agreement (subject to such consents, if any, as may be required under Section 13.3.1 of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.2 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (iv) it has independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made it own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the Commonwealth of Massachusetts.